Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned officers and directors of Northern Trust Corporation, hereby severally constitute and appoint William A. Osborn, Steven L. Fradkin and Kelly R. Welsh, and each of them singly, our true and lawful attorneys and agents with full power to them and each of them singly, to sign for us in our names in the capacities indicated below a Registration Statement on Form S-8 relating to the sale of shares of Common Stock of Northern Trust Corporation (including associated Preferred Stock Purchase Rights) under the Amended and Restated Northern Trust Corporation 2002 Stock Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file any of the foregoing with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys and agents, and each of them, full power of substitution and revocation in the premises, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Northern Trust Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all regulations of the Securities and Exchange Commission thereunder, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or each of them, to the Registration Statement, and any and all amendments thereto, and all that said attorneys and agents, or each of them, may do or cause to be done by virtue of these presents. This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 20th day of July, 2007.

/s/ William A. Osborn
William A. Osborn
Chairman of the Board, Chief Executive Officer and Director

/s/ Steven L. Fradkin
Steven L. Fradkin
Executive Vice President and Chief Financial Officer

/s/ Aileen B. Blake
Aileen B. Blake
Executive Vice President and Controller

/s/ Linda Walker Bynoe	/s/ John W. Rowe
Linda Walker Bynoe	John W. Rowe
Director	Director

/s/ Nicholas D. Chabraja	/s/ Harold B. Smith
Nicholas D. Chabraja	Harold B. Smith
Director	Director

/s/ Susan Crown	/s/ William D. Smithburg
Susan Crown	William D. Smithburg
Director	Director

/s/ Dipak C. Jain	/s/ Enrique J. Sosa
Dipak C. Jain	Enrique J. Sosa
Director	Director

/s/ Arthur L. Kelly	/s/ Charles A. Tribbett III
Arthur L. Kelly	Charles A. Tribbett III
Director	Director

/s/ Robert C. McCormack	/s/ Frederick H. Waddell
Robert C. McCormack	Frederick H. Waddell
Director	Director

/s/ Edward J. Mooney
Edward J. Mooney
Director